EXHIBIT 4.4
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              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


No.________              LOCATEPLUS HOLDINGS CORPORATION.         Shares________


                          FULLY PAID AND NON-ASSESSABLE
                              PAR VALUE $0.01 EACH



THIS CERTIFIES that                                              is the owner of

                     SHARES OF CLASS A VOTING COMMON STOCK OF

                         LocatePLUS Holdings Corporation
                             a Delaware corporation

The shares evidenced by this certificate are transferable only on the books of LocatePLUS Holdings Corporation by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, LocatePLUS Holdings Corporation has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.




By                           [SEAL]      By
  ---------------------                    ------------------------
  ROBERT A. GODDARD,                       JON R. LATORELLA,
  CORPORATE SECRETARY                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of LocatePLUS Holdings Corporation (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common   UNIF GIFT MIN ACT - ______Custodian_______
                                                          (Cust)         (Minor)
     TEN ENT - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
     JT TEN  - as joint tenants with right
               of survivorship and not as      _________________________________
               tenants in common                            (State)

     Additional abbreviations may also be used though not in the above list

For value received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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             (please print or typewrite name and address including
                          postal zip code of assignee)


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Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of                                Signature:


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NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE
STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.